UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2016

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125,

Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

In connection with the commencement of a "continuous equity" offering under which Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), may sell common shares of beneficial interest, par value $0.03 per share, of the Company having an aggregate offering price of up to $250,000,000 (the "Shares") from time to time in "at the market" offerings or certain other transactions, the Company filed with the Securities and Exchange Commission a prospectus supplement dated August 1, 2016 (the "Prospectus Supplement"). The Shares offered by the Prospectus Supplement include common shares having an aggregate offering price of up to $34,106,542 previously registered but unsold under a prospectus supplement dated February 19, 2015 to the prospectus dated September 29, 2014.

The offering will occur pursuant to an ATM Equity Offering Sales Agreement (the "Agreement") entered into by the Company with Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (collectively, the "Agents"). The Agreement provides that an Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.00% of the gross sales price per common share for any Shares sold as the Company's sales agent by such Agent under the Agreement.

Sales of the Shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Agreement, the Company also may sell Shares to any of the Agents as principal for its own account at a price agreed upon at the time of sale. An Agent may offer any common shares sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices.

The Shares will be issued pursuant to the Prospectus Supplement to the prospectus included in the Company's automatic shelf registration statement on Form S-3 (File No. 333-198994) filed on September 29, 2014 with the SEC. This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 1.1 to this Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Report.

ITEM 9.01. Financial Statements And Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	ATM Equity Offering Sales Agreement, dated August 1, 2016, between Weingarten Realty Investors, on one hand, and Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, on the other hand.

5.1	Opinion of Dentons US LLP as to the legality of the securities being registered.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

1.1	ATM Equity Offering Sales Agreement, dated August 1, 2016, between Weingarten Realty Investors, on one hand, and Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, on the other hand.

5.1	Opinion of Dentons US LLP as to the legality of the securities being registered.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).